UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2022

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 1405

Holmdel, NJ 07733

(Address of principal executive offices)

(732) 577-9996

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion on February 25, 2022 of the transactions contemplated by that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 5, 2021 and as amended on February 7, 2022, by and among Monmouth Real Estate Investment Corporation, a Maryland corporation (“Monmouth”), Industrial Logistics Properties Trust, a Maryland real estate investment trust (“ILPT”), and Maple Delaware Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of ILPT (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on February 25, 2022, Monmouth merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of ILPT. Upon consummation of the Merger, Merger Sub was renamed “Mountain Industrial REIT LLC.” At the effective time of the Merger (the “Effective Time”), each share of common stock (“Common Shares”), par value $0.01 per share, of Monmouth that was issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) was automatically converted into the right to receive $21.00 per share in cash (the “Common Stock Consideration”), without interest and subject to applicable withholding tax, and each share of 6.125% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Shares”), par value $0.01 per share, of Monmouth that was issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) was automatically converted into the right to receive an amount in cash equal to $25.00 plus accumulated and unpaid dividends to, but not including, February 25, 2022 (the “Preferred Stock Consideration”).

Item 1.02 Termination of a Material Definitive Agreement.

On February 25, 2022, in connection with the Merger, Monmouth repaid in full all indebtedness, liabilities and other obligations under, and terminated, each of (i) the Amended and Restated Credit Agreement, dated November 15, 2019, among Monmouth, the guarantors party thereto, the lenders party thereto, Bank of Montreal, as administrative agent, and other parties thereto (the “BMO Credit Agreement”) and (ii) the Term Loan Agreement, dated as of December 15, 2021, among Monmouth, the guarantors party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, sole lead arranger, and sole book runner (the “JPMorgan Credit Agreement”). Monmouth did not incur any material early termination penalties as a result of such termination of the BMO Credit Agreement and the JPMorgan Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated by reference into this Item 2.01.

At the Effective Time, each Monmouth stock option and restricted stock award outstanding immediately prior to the Effective Time, whether vested or unvested, became fully vested and was converted into the right to receive, in the case of stock options, the spread between the Common Stock Consideration and the exercise price and, in the case of restricted stock awards, the Common Stock Consideration. Any out-of-money stock options were canceled for no consideration.

The total consideration paid in the Merger, including assumption of debt, was approximately $4.0 billion and was funded from proceeds from the sale of a joint venture interest in a portion of the Monmouth properties and mortgage financings of the acquired portfolio and certain legacy ILPT assets.

The description of the Merger is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to the Merger Agreement, each of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Monmouth with the Securities and Exchange Commission (the “SEC”) on November 8, 2021 and February 7, 2022, respectively, and each of which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, Merger Sub, as successor by merger to Monmouth, notified the New York Stock Exchange (the “NYSE”) on February 25, 2022, that, effective on that date, (i) each Common Share of Monmouth that was issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) was automatically converted into the right to receive the Common Stock Consideration, and (ii) each Series C Preferred Share of Monmouth that was issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) was automatically converted into the right to receive the Preferred Stock Consideration. As a result, trading in the Common Shares and Series C Preferred Shares of Monmouth will be halted and suspended prior to market open on February 28, 2022. Merger Sub will request that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Common Shares and the Series C Preferred Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Merger Sub intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that Monmouth’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Common Shares and the Series C Preferred Shares be deregistered under Section 12(b) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of Monmouth occurred, and Merger Sub, as successor by merger to Monmouth, remained a wholly owned subsidiary of ILPT.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note is incorporated by reference into this Item 5.02.

On February 25, 2022, in connection with the Merger, all members of the board of directors of Monmouth ceased to serve in such capacity at the Effective Time and the managers of Merger Sub continued to serve in their capacity as managers. These departures were not a result of any disagreements with Monmouth on any matter relating to Monmouth’s operations, policies or practices.

On February 25, 2022, in connection with the Merger, all officers of Monmouth ceased to serve in such capacity at the Effective Time. Following the Effective Time, the officers of Merger Sub remained the officers of the surviving company.

In connection with the completion of the Merger, Michael D. Prashad, General Counsel, and Richard Molke, Vice President of Asset Management, are receiving cash transaction success bonuses of $250,000 and $225,000, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note is incorporated by reference into this Item 5.03.

As a result of the Merger, at the Effective Time, the articles of incorporation and bylaws of Monmouth ceased to be in effect and the certificate of formation and limited liability company operating agreement of Merger Sub became the organizational documents of the surviving company, except that the certificate of formation and the limited liability company operating agreement of Merger Sub were amended to replace all references to “Maple Delaware Merger Sub LLC” with “Mountain Industrial REIT LLC.” Copies of the certificate of formation and limited liability company operating agreement of the surviving company are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of November 5, 2021, by and among Monmouth Real Estate Investment Corporation, Industrial Logistics Properties Trust, and Maple Delaware Merger Sub LLC (now known as Mountain Industrial REIT LLC) (incorporated by reference to Exhibit 2.1 to Monmouth’s Current Report on Form 8-K, filed on November 8, 2021).*
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 7, 2022, by and among Monmouth Real Estate Investment Corporation, Industrial Logistics Properties Trust, and Maple Delaware Merger Sub LLC (now known as Mountain Industrial REIT LLC) (incorporated by reference to Exhibit 2.1 to Monmouth’s Current Report on Form 8-K, filed on February 7, 2022).
3.1	Certificate of Formation of Maple Delaware Merger Sub LLC (renamed as Mountain Industrial REIT LLC).
3.2	Limited Liability Company Operating Agreement of Maple Delaware Merger Sub LLC (renamed as Mountain Industrial REIT LLC).
104	Cover Page Interactive Data File, formatted in inline XBRL.

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Monmouth hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Monmouth may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mountain Industrial REIT LLC, as successor by merger to Monmouth Real Estate Investment Corporation

Dated: February 25, 2022	By:	/s/ Richard W. Seidel, Jr.
Richard W. Seidel, Jr.
Chief Financial Officer and Treasurer